UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

                               OCTOBER 1, 1997

                            AMCORE FINANCIAL, INC.
            (Exact name of Registrant as specified in its charter)



                        Commission File Number 0-13393


NEVADA                                                              36-3183870
------                                                              ----------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                          Identification Number)



                501 Seventh Street, Rockford, Illinois  61104
                                (815) 968-2241






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ITEM 5.  OTHER EVENTS

     On October 1, 1997, AMCORE Financial, Inc. (AMCORE) and Investors Management Group of Des Moines, Iowa (IMG) announced the signing of a definitive agreement for AMCORE to acquire IMG, an asset management firm with assets under management of approximately $1.7 billion. The transaction will form a new organization known as Investors Management Group, headquartered in Des Moines, Iowa, and owned by AMCORE Investment Group, N.A. AMCORE will issue 321,643 shares of common stock for all of the outstanding shares of IMG common stock. The transaction will be accounted for as a purchase and is expected to be completed in fourth quarter 1997.

     The transaction is subject to normal regulatory approvals and other customary closing conditions.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)   Exhibits

               99.1      Press Release dated October 1, 1997









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

                                  SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.



                                      AMCORE FINANCIAL, INC.



                                      By:     /s/     John R. Hecht
                                              -------------------------------
                                      Name:           John R. Hecht
                                      Title:          Senior Vice President &
                                                      Chief Financial Officer



Date:   October 7, 1997










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